SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2004

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other

CONVERTIBLE DEBENTURE FINANCING

General

On January 20, 2004, we entered into a securities purchase agreement with an investment group to purchase $2 million of our 10% Convertible Debentures Due 2006 with attached warrants to purchase up to 1,000,000 shares of our common stock. On January 22, 2004, we closed the convertible debenture financing. The proceeds will be used for working capital. We are continuing to seek other financing initiatives to meet our working capital needs and to complete our product commercialization process.

Description of 10% Debentures

Our 10% debentures have a maturity date of January 20, 2006 at which time the principal amount and all accrued interest on the 10% debentures is due and payable. Interest payments on the 10% debentures are due and payable in cash, or at the option of the 10% debenture holder, in our common stock at a price equal to the conversion price of our common stock as described below. Interest is due quarterly commencing March 31, 2004. Any amount of principal or interest on the 10% debentures which is not paid when due bears interest at 15% per annum from the due date of such payment default.

The 10% debentures are secured by security agreements under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property and certain equipment of our subsidiary GAIA Akkumulatorenwerke GmbH.

The 10% debentures are convertible at any time at the option of the holder into shares of our common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion, or in payment of interest on the 10% debentures, is the lesser of:

•	50% of the average of the lowest three trading prices of our common stock for the twenty trading days ending one trading day prior to the date we receive a conversion notice from a 10% debenture holder; and

•	a fixed conversion price of $2.00.

We have the right to prepay all or a portion of the outstanding 10% debentures and accrued and unpaid interest upon prior written notice to the holders of the 10% debentures in an amount equal to 130% of principal and interest for prepayments occurring from January 20, 2004 through March 19, 2004, 140% for prepayments of principal and interest occurring from March 20, 2004 through April 18, 2004 or 150% for prepayment of principal and interest occurring after April 18. 2004. If we prepay all of the outstanding 10% debentures we must issue an aggregate of 2.5% of our total issued and outstanding common stock to the 10% debenture holders on a pro rata basis.

Under the terms of the 10% debentures the conversion price of the 10% debentures is subject to change in the event:

•	we make a public announcement that we intend to consolidate or merge with any other corporation (other than a merger in which we are the surviving or continuing corporation and or capital stock is unchanged) or sell or transfer all or substantially all of our assets; or

•	any person, group or entity publicly announces a tender offer to purchase 50% or more of our common stock (or any other takeover scheme).

In case of any of the above events, the conversion price of the 10% debentures will, effective upon the announcement date of any of such transaction and continuing through the termination or abandonment of the proposed transaction which caused these terms of the 10% debentures to become operative, will be the lower of:

•	the conversion price which would have been applicable for a conversion occurring on the announcement date of such transaction; and

•	the conversion price that would otherwise be in effect.

Under the terms of the 10% debentures, if we at any time sell, convey or dispose of all or substantially all of our assets, effectuate any transaction or series of related transactions in which more than 50% of the voting power of our stock is disposed of, or we consolidate, merge or combine with any other entity and we are not the survivor, then at the option of the 10% debenture holder either:

•	the 10% debenture holder may participate in the transaction as if the 10% debenture holder had converted the 10% debentures prior to such transaction; or

•	such event will be deemed to be an event of default pursuant to which we will be required to pay the holder upon consummation of such transaction an amount equal to the greater of:

•	130% of the outstanding principal amount plus accrued interest on the 10% debentures plus default interest, if any, plus any amounts owed to the holder under the registration rights agreement;

•	the value of the number of shares of our common stock into which the 10% debentures are convertible based upon the trading price of our common stock on the day preceding the date of payment.

Also, under the terms of the 10% debentures, if at any time the 10% debentures are outstanding, we:

•

distribute any shares of our common stock in a merger, consolidation, exchange of shares, recapitalization or reorganization or we sell all or substantially all of our assets (other than in connection with a plan of complete liquidation), the 10% debenture holders are entitled to participate in the distribution as if the 10% debentures holders had converted the 10% debentures;

•	distribute any of our assets to our stockholders as a dividend, stock repurchase, return of capital, or otherwise, the 10% debenture holders are entitled to participate in the distribution as if the 10% debentures holder had converted the 10% debentures; or

•	issue or sell any shares of our common stock for no consideration or at a price less than $2.00 per share, then the $2.00 fixed conversion price of the 10% debentures will be reduced to the price per share we receive on the issuance or sale.

Under the terms of the 10% debentures, if we issue any convertible securities or right to purchase stock, warrants securities or other property to the holders of our common stock, the 10% debenture holders are entitled to acquire such purchase rights as if the 10% debentures holders have converted the 10% debentures.

Description of Warrants

The warrants purchased by the 10% debenture holders entitle the 10% debenture holders to purchase 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

The warrants expire on January 20, 2009. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

Also, if at any time, we declare a distribution or dividend to the holders of our common stock in the form of cash, indebtedness, warrants, rights or other securities, the holders of the warrants are entitled to receive the distribution or dividend as if the holder had exercised the warrant.

If we fail to timely deliver stock certificates upon the exercise of any warrants we must pay to the warrant holder a penalty equal to 2% of the number of warrant shares that the holder is entitled to at the market price of our shares as quoted on the OTC Bulletin Board for each day that we fail to deliver the certificates for the warrant shares.

Our Covenants Contained in the 10% Debentures

We are required to reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of common stock upon the full conversion of the 10% debentures and exercise or the warrants. We are required at all times to have authorized and reserved two times the number of shares that is actually issuable upon full conversion of the 10% debentures and exercise price of the warrants (based on the conversion price of the 10% debentures and exercise price of the warrants in effect from time to time).

If, at any time a holder of the 10% debenture submits a notice of conversion, and we do not have sufficient authorized but unissued shares of common stock available to effect such conversion we must issue to the holder of the 10% debenture all of the shares of common stock which are then available to effect such conversion. In addition, we must pay to the 10% debenture holder payments for a conversion default in the amount of 130% times the sum of then outstanding principal amount of the 10% debenture plus accrued and unpaid interest on the unpaid principal amount of the 10% debenture. The conversion default payment must be paid through the date that we authorize a sufficient number of shares of common stock to effect conversion of the full outstanding principal balance of the 10% debenture. The conversion default payments for each calendar month are payable in cash or are convertible into common stock at such time as there are sufficient authorized shares of common stock at the applicable conversion price, at the option of the 10% debenture holder.

In the event that we do not have the maximum number of shares authorized for issuance as required by the 10% debentures, we must use our best efforts to seek and obtain shareholder approval to authorize the issuance of the full number of shares of common stock which would be issuable upon full conversion of the then outstanding 10% debentures as soon as practicable.

We may not, without the prior written consent of our 10% debenture holders, do any of the following:

•	pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

•	redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

•	incur any indebtedness, except indebtedness in existence or committed on January 20, 2004 and additional borrowings from existing lenders of which we have informed the holders, indebtedness to trade creditors or financial institutions incurred in the ordinary course of our business or to repay the 10% debentures;

•	sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

•	lend money, give credit or make advances to any person or entity except in existence or committed on January 20, 2004, in the ordinary course of our business or not in excess of $50,000; or

•	assume, guarantee, endorse or otherwise become liable upon the obligation of any person or entity except in existence or committed on January 20, 2004, in the ordinary course of our business or not in excess of $50,000;

Our Covenants Contained in the Securities Purchase Agreement

The securities purchase agreement contains a number of covenants including the following:

•	we must timely permit the transfer of the 10% debentures, warrants and conversion shares which are eligible for transfer under an exemption from registration;

•	we must timely file all of our reports with the Securities and Exchange Commission;

•	we may not without the consent of the majority of the 10% debenture holders, grant any registration rights to any third party at any time prior to 12 months from the date the registration statement that we are required to file under our registration rights agreement with the 10% debenture holders becomes effective;

•	we may not without the consent of the majority of the 10% debenture holders, conduct any equity financing during the period ending 30 months after the effective date of the registration statement we are required to file under our registration rights agreement with the 10% debenture holders without providing the 10% debenture holders with the opportunity to participate in the equity financing on the same terms and conditions offered to the potential 10% debenture holders;

•	we must keep at all times have authorized and reserved for issuance two times the number of shares that is actually issuable upon full conversion of the 10% debentures and exercise price of the warrants (based on the conversion price of the 10% debentures and exercise price of the warrants in effect from time to time);

•	we must maintain the listing of the common stock and the shares issuable upon conversion or exercise of the warrants on at least the OTC Bulletin Board (or equivalent replacement exchange), the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange or the American Stock Exchange; and

•	we must maintain our corporate existence and we may not sell all or substantially all of our assets except in the event of a merger or consolidation or sale where the surviving entity assumes all of our obligations under the securities purchase agreement, the 10% debentures and related agreements and such entity is a publicly traded corporation whose stock is listed for trading on the OTC Bulletin Board, NASDAQ, NASDAQ SmallCap, New York Stock Exchange or American Stock Exchange.

In the event of a breach of any material covenant in the securities purchase agreement, we are required to pay to the holder damages in the amount of 3% of the outstanding amount of the 10% debenture per month of such breach plus accrued and unpaid interest on the 10% debentures, prorated for partial months, in cash or shares at the conversion price of the 10% debentures, at our option, until such breach is cured.

Registration Rights Agreement with the 10% Debenture Holders

Simultaneously with the execution of the securities purchase agreement, we entered into a registration rights agreement with the 10% debenture holders. The holders of the 10% debentures and attached warrants are entitled to registration of the shares underlying the 10% debentures and warrants by April 29, 2004. The holders are also entitled under the registration rights agreement to certain “piggy-back” registration rights if we file a registration statement relating to the sale of securities for our own account.

Events of Default under the 10% Debenture

If we commit an event of default under the 10% debenture, the 10% debentures are immediately due and payable and we must pay to the 10% debenture holders an amount equal to the greater of:

•	130% of the outstanding principal amount plus accrued interest on the 10% debentures plus default interest, if any, plus any amounts owed to the holder under the registration rights agreement; or

•	the value of the number of shares of our common stock into which the 10% debentures are convertible based upon the trading price of our common stock on the day preceding the date of payment.

In the event of default the 10% debenture holders would also have the right to exercise their rights under the security agreements securing the 10% debentures which could lead to control of substantially all of our assets.

Events of default under the 10% debentures include:

•	our failure to pay timely any principal interest due on the 10% debentures;

•	our failure or inability to issue shares of our common stock upon conversion of the 10% debentures or exercise of the attached warrants;

•	our failure to file the registration statement by May 10, 2004 or failure to have the registration statement effective by August 27, 2004, or the registration statement lapses in effect for more than 20 consecutive days or 40 days in any twelve-month period after the registration statement becomes effective;

•	our breach of any of the material covenants, representations or warranties included in the 10% debentures or the related securities purchase agreement or registration rights agreement;

•	we make an assignment for the benefit of creditors or a receiver or trustee is appointed for a substantial part of our business or property;

•	an unstayed judgment is entered against us for more than $100,000;

•	bankruptcy, insolvency, reorganization, liquidation proceedings or similar proceedings are instituted by or against us or any of our subsidiaries; or

•	we fail to maintain the listing of our common stock on the OTC Bulletin Board (or equivalent replacement exchange), the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange or the American Stock Exchange.

Standstill Agreement of Arch Hill

Arch Hill Capital N.V. and Arch Hill Ventures B.V. agreed, in connection with the sale of our 10% debentures, that neither they nor their affiliates would, for a period beginning January 20, 2004 and ending 12 months from the date the registration statement relating to the 10% debentures and warrants is declared effective by the Securities and Exchange Commission, or such earlier date that we repay all amounts due under the 10% debentures or all of the 10% debentures have been fully converted:

•	offer to sell, contract to sell, pledge, grant any rights or otherwise dispose of any shares of our common stock held by such entities without the prior consent of the 10% debenture holders; or

•	engage in any hedging transactions which are designed or reasonably expected to lead to or result in a disposition of the shares of our common stock held by such entities.

Item 7. Financial Statement Pro Forma Information and Exhibits.

(c)	Exhibits

10.55	Form of Securities Purchase Agreement, dated as of January 20, 2004 between Lithium Technology Corporation and the Investors [Schedules and Exhibits omitted]

10.56	Form of Secured Convertible Debenture dated as of January 20, 2004 between Lithium Technology Corporation and the Investors

10.57	Form of Stock Purchase Warrant dated as of January 20, 2004 between Lithium Technology Corporation and the Investors

10.58	Form of Registration Rights Agreement dated as of January 20, 2004 between Lithium Technology Corporation and the Investors

10.59	Form of Security Agreement dated as of January 20, 2004 between Lithium Technology Corporation and the Investors

10.60	Form of Intellectual Property Security Agreement dated as of January 20, 2004 between Lithium Technology Corporation and the Investors [Schedules and Exhibits omitted]

10.61	Form of Lien Agreement dated as of January 20, 2004 between GAIA Akkumulatorenwerke GmbH and the Investors

99.10	Press Release dated January 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2004

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ David J. Cade
David J. Cade
Chairman and Chief Executive Officer